UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2006 (November 7, 2006)
Verso Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-22190	41-1484525

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 589-3500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     At the annual meeting of shareholders of Verso Technologies, Inc., a Minnesota corporation (the “Company”), held on November 7, 2006 (the “Meeting”), the Company’s shareholders approved an amendment (the “Incentive Plan Amendment”) to the Company’s 1999 Stock Incentive Plan, as amended (the “Incentive Plan”), to (i) increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), underlying the Incentive Plan from 3,500,000 to 7,000,000; and (ii) delete the provision of the Incentive Plan which limits the maximum number of shares of Common Stock underlying, or with respect to, incentive awards which may be granted in any fiscal year to any participant in the Incentive Plan. The Incentive Plan Amendment became effective upon shareholder approval thereof at the Meeting. A copy of the Incentive Plan as amended by the Incentive Plan Amendment is set forth as Exhibit 99.1 to this Current Report.
     On November 6, 2006, the Company entered into an indemnification agreement with Martin D. Kidder, the Company’s Chief Financial Officer, who commenced serving in such capacity on November 1, 2006. The indemnification agreement entered into with Mr. Kidder is the same form of indemnification agreement which the Company has entered into with each of its directors and certain executive officers at the level of Vice-President and above (collectively, the “Indemnification Agreements”). The Indemnification Agreements require that the Company, among other things, indemnify to the fullest extent permitted by applicable law the director or executive officer signatory thereto (the “Signatory”) against liabilities that may arise by reason of the Signatory’s status as a director or executive officer of the Company and advance any expenses incurred by the Signatory as a result of any proceeding against the Signatory as to which the Signatory may be indemnified pursuant to the Indemnification Agreement. The form of Indemnification Agreement was ratified by the Company’s shareholders at the Company’s 2001 annual meeting of shareholders and is set forth as Exhibit 99.2 to this Current Report.
Item 3.02 Unregistered Sale of Equity Securities.
     On November 7, 2006, the Company issued 2,900,000 shares of Common Stock (the “Common Shares”) to SCS Fund, L.P. (“SCS Fund”) upon conversion of 8,765.7122 shares of the Company’s Series C Preferred Stock held by SCS Fund (the “Preferred Shares”). The Preferred Shares converted into the Common Shares automatically upon the effectiveness of an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Common Stock to 120,000,000 (the “Amendment”), as specified in the Statement of Rights of the Series C Preferred Stock. The Amendment was approved by the Company’s shareholders at the Meeting and became effective on November 7, 2006, upon the filing of articles of amendment containing the Amendment with the Secretary of State of the State of Minnesota.
     The Preferred Shares were issued to Winslow Asset Group, LLC (“Group”) in connection with the Company’s acquisition on June 16, 2006 (the “Acquisition”) of Verso Verilink, LLC, formerly known as Winslow Asset Holdings, LLC (“Holdings”), from Group pursuant to that certain Securities Purchase Agreement among the Company, Group and Holdings dated as of June 15, 2006. At the time of the Acquisition, Holdings’ assets consisted of substantially all of the business assets of Verilink Corporation and Larscom Incorporated, other than their accounts receivable and certain fixed assets. Subsequent to the Acquisition, Group transferred the Preferred Shares to its affiliate, SCS Fund.
     The Common Shares were issued upon conversion of the Preferred Shares without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon representations made by SCS Fund regarding SCS Fund’s investment intent and sophistication, among other things.
Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers..
     Effective as of November 10, 2006, the Board of Directors of the Company (the "Board") and the Compensation Committee of the Board approved a 10% increase in the annual base salary of Montgomery Bannerman, the Company's Chief Executive Officer, from $325,000 to $357,500 per year. As a result of this increase, Mr. Bannerman's annual base salary for purposes of the Executive Employment Agreement between the Company and Mr. Bannerman dated October 24, 2005 but effective as of October 1, 2005 is $357,500 as of November 10, 2006.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Exhibits.
3.1	Amendment to Articles of Incorporation dated November 7, 2006.

99.1	Verso Technologies, Inc.’s 1999 Stock Incentive Plan, as amended as of November 7, 2006.

99.2	Form of Indemnification Agreement (incorporated by reference to Appendix F-1 to the Company’s Registration Statement on Form S-4/A filed on October 12, 2001 (File No. 333-62262)).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer
Dated: November 13, 2006

EXHIBIT INDEX
3.1	Amendment to Articles of Incorporation dated November 7, 2006.

99.1	Verso Technologies, Inc.’s 1999 Stock Incentive Plan, as amended as of November 7, 2006.

99.2	Form of Indemnification Agreement (incorporated by reference to Appendix F-1 to the Company’s Registration Statement on Form S-4/A filed on October 12, 2001 (File No. 333-62262)).

5